Exhibit 99.1

PRESS RELEASE

Evergreen Solar Files for Chapter 11 Reorganization

Agrees to Sell Assets in a 363 Asset Sale

Marlboro, Massachusetts, August 15, 2011 - Evergreen Solar, Inc. (NasdaqCM: ESLR), a manufacturer of String Ribbon® solar power products with its proprietary, low-cost silicon wafer technology, today announced that it had voluntarily filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code. The petition was filed in the U.S. Bankruptcy Court for the District of Delaware.

In conjunction with the Chapter 11 filing, the Company entered into a restructuring support agreement with certain holders of more than 70% of the outstanding principal amount of the Company’s 13% Convertible Senior Secured Notes, or the supporting noteholders. Pursuant to the restructuring support agreement, the supporting noteholders have agreed, subject to certain terms and conditions, to implement the restructuring to be effected through one or more sales of certain of the Company’s assets pursuant to section 363 of the Bankruptcy Code, including the Company’s String Ribbon™ wafer technology business assets. As part of the bankruptcy process the Company will undertake a marketing process and will permit all parties to bid on its assets, as a whole or in groups pursuant to section 363 of the Bankruptcy Code. The supporting noteholders have agreed to support the Company’s restructuring by consenting to cash collateral usage pursuant to a budget during the sale process; and to support the costs of the Bankruptcy Case, including court approval of a plan of reorganization subsequent to the sale process.

As part of the restructuring, an entity formed by the supporting noteholders, ES Purchaser, LLC, entered into an asset purchase agreement with the Company. ES Purchaser will serve as a “stalking-horse” and provide a “credit-bid” pursuant to the Bankruptcy Code for assets being sold. If higher or better offers for assets are not obtained, it is expected that most of the Company’s assets will be acquired by ES Purchaser pursuant to the asset purchase agreement. The asset purchase agreement for the 363 sale is subject to Bankruptcy Court approval and other customary closing conditions. The Company has the requisite funding in hand to operate in Chapter 11 and will continue to operate but with additional operational changes necessary to continue to reduce expenses.

“Since January, Evergreen Solar has been aggressively repositioning itself to fully leverage the potential our String Ribbon wafers can bring to high volume solar cell and module manufacturers as these customers are facing severe pressure to further reduce their total cost of manufacturing and particularly their wafer supply costs. The actions we are taking today enable the continued development of an industry standard wafer using Evergreen’s differentiated technology and thereby provide the lowest cost wafer to the growing solar industry,” said Michael El-Hillow, the Company’s President and Chief Executive Officer.

“Chapter 11 will provide Evergreen Solar with the ability to maximize returns for our stakeholders through the proposed sale process. Importantly, we expect to continue our technology development without interruption during Chapter 11 and the sale process. Day-to-day operations will go on as usual as employees carry out their responsibilities and we will continue to pay our suppliers and vendors for goods and services received during this period,” Mr. El-Hillow added.

As part of Evergreen Solar’s reorganization activities, the Company will reduce its United States and European workforce by about 65 people, including suspension of operations at its Midland, Michigan filament facility, and will have 50 people supporting development, 10 people in administration as well as

25 people supporting industry standard wafer development in Wuhan, China. The Company’s Wuhan China manufacturing business is expected to continue depending on market demand while the Company engages in discussions with its investors in China regarding possible changes to that operation and its sources of financing, including the possibility of transitioning its operations to the Company’s new industry standard wafer technology.

Based upon the estimated value of the Company’s assets, the assets are expected to be insufficient to satisfy all its obligations to its creditors. Accordingly, it is expected that no distributions will be made to holders of common stock and the common stock will be extinguished upon consummation of the Chapter 11 plan.

About Evergreen Solar, Inc.

Evergreen Solar, Inc. develops, manufactures and markets String Ribbon solar power products using its proprietary, low-cost silicon wafer technology. The Company’s patented wafer manufacturing technology uses significantly less polysilicon than conventional processes. Evergreen Solar’s products provide reliable and environmentally clean electric power for residential and commercial applications globally. For more information about the Company, please visit www.evergreensolar.com. Evergreen Solar and String Ribbon are registered trademarks of Evergreen Solar, Inc.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to:

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the potential adverse impact of the bankruptcy case on our business, financial condition or results of operations, including our ability to maintain contracts and other customer and vendor relationships that are critical to our business and the actions and decisions of our creditors and other third parties with interests in our bankruptcy case;

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our ability to maintain adequate liquidity to fund our operations during the bankruptcy case and to fund a plan of reorganization and thereafter, including maintaining normal terms with our vendors and service providers during the bankruptcy case and complying with the covenants and other terms of our financing agreements;

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our ability to obtain court approval with respect to motions in the bankruptcy case prosecuted from time to time and to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the bankruptcy case and to consummate all of the transactions contemplated by one or more such plans of reorganization or upon which consummation of such plans may be conditioned;

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our ability to repurchase the equity interests in our Chinese joint venture held by Hubei Science and Technology Investment Co., Ltd. (“HSTIC”) as required by the agreements governing the joint venture as a result of our filing for bankruptcy protection or to negotiate an amendment of those agreements with HSTIC; and

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those factors identified in our filings with the Securities and Exchange Commission (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the period ended April 2, 2011).

The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of our liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative. Accordingly, we urge that caution be exercised with respect to existing and future investments in any of these liabilities and/or securities. Investors and other interested parties can obtain information about the bankruptcy case, including court filings and claims information, on the Internet at http://dm.epiq11.com/Evergreen. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this press release, and which we assume no obligation to update.

CONTACT:

Evergreen Solar, Inc.

Michael W. McCarthy

Director – Investor Relations & Government Affairs

mmccarthy@evergreensolar.com

Phone: 508-251-3261